Exhibit 99.1

Kinetic Seas Launches Skilliks: A Unified Platform to Support the Full Lifecycle of AI-Driven Software Projects

New enterprise platform unifies project management, training, HR, and DevOps in a single AI-powered system

Schaumburg, IL — August 7, 2025 — Kinetic Seas Incorporated (OTCQB: KSEZ) today announced the launch of Skilliks, the first integrated platform designed to address the full spectrum of challenges in modern AI-powered software development.

As artificial intelligence rapidly transforms software development through tools like Claude Code, Cursor, and Gemini CLI, many organizations face a widening gap between AI capabilities and what internal teams can realistically support. Skilliks bridges this gap by combining project management, human resources, education, DevOps, and consulting into a single, AI-powered platform.

"AI-assisted software development is evolving faster than enterprise infrastructure and business processes can support," said Edward Honour, CEO of Kinetic Seas, whose AI-focused content reaches over 200,000 Instagram followers. "Companies don't just need better AI tools—they need a smarter system that brings people, training, and projects into alignment. That's what Skilliks delivers."

A Platform Built for the Future of Work

The platform addresses the critical shortage of AI talent by linking software development methodology with necessary AI skills. At the project level, Skilliks:

•	Maps project requirements to internal skills and available personnel
•	Identifies knowledge gaps and generates role-specific learning plans
•	Links each project to the ideal AI tech stack and strategy
•	Enables teams to engage Kinetic Seas subject matter experts as needed
•	Supports secure cloud or on-premise deployments across Oracle, PostgreSQL, MySQL, AWS, Azure, or custom environments

Rather than relying on expensive external consultants or competing for limited AI talent, companies can use Skilliks to identify and upskill internal team members, close skills gaps, and accelerate project delivery timelines with greater control.

Market Strategy and Availability

The Skilliks platform has been in beta testing since July 11 and is currently migrating 250 professional users and 8,500 free users from the Skool platform. The platform was developed in response to direct internal needs encountered during prior Kinetic Seas AI projects, including difficulty maintaining codebases, rapid technology changes, and high support costs.

Skilliks is now available for enterprise deployment, with annual corporate subscriptions beginning in the low six-figures. The platform can be deployed as a SaaS cloud application or privately within a client's infrastructure. Each implementation includes foundational courses and configuration support to align with specific organizational structures and technology stacks.

For large-scale enterprises with unique requirements, Kinetic Seas offers custom implementations that may exceed seven figures, including proprietary systems integration and advanced role-based learning tracks.

As AI continues to disrupt traditional workflows, Kinetic Seas is committed to helping companies remain agile and capable of supporting next-generation innovation.

For more information about Skilliks, visit https://skilliks.com

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About Kinetic Seas

Kinetic Seas (OTCQB: KSEZ) is an artificial intelligence company specializing in consulting, education, and product development. Headquartered in Schaumburg, Illinois, Kinetic Seas provides systems, consulting, and educational support for organizations of all sizes adopting innovative Artificial Intelligence solutions.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements." The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the company's control, including those set forth in the Risk Factors section of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on April 24, 2025, and any other SEC filings, as amended or updated from time to time. Copies of the Company's filings with the SEC are available on the SEC's website at www.sec.gov/edgar/searchedgar/companysearch. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Kinetic Seas Incorporated (OTCQB: KSEZ) trades on the OTCQB Venture Market for early stage and developing U.S. and international companies. Companies are current in their reporting and undergo an annual verification and management certification process. Investors can find real-time quotes and market information for the company on www.otcmarkets.com.

Media Contact:

Jeffrey Lozinski

Chief Operating Officer, Director

Kinetic Seas Incorporated

Email: jlozinski@KineticSeas.com

Phone: 888-901-8806

Company Contact Information:

Kinetic Seas Incorporated

1501 Woodfield Rd, Suite 114E

Schaumburg, IL 60173

www.kineticseas.com

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